                                                                 Exhibit 99.4
[LOGO] AIRCRAFT
       INFORMATION
       SERVICES, INC.

31 December 1998

Aircraft Finance Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

Subject: Half Life and Adjusted Base Value Appraisal for Fleet of 36 Aircraft The Aircraft Finance Trust ("AFT") Portfolio
          AISI File number: A9S006BVO

Ref:      Data packages -- 08/09 October 1998, 26 October 1998

Ladies and Gentlemen:

In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to provide our opinion of the half life and adjusted base values of the Aircraft Finance Trust ("AFT") Portfolio (36 Aircraft) as identified in Table I and as described in the above referenced data package.

1.    Methodology and Definitions

The standard terms of reference for commercial aircraft value are 'half-life base market value' and 'half-life current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul

       Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
       TEL: 949-582-8888    FAX: 949-582-8887     E-MAIL: AISINews@aol.com

                                                                          [LOGO]

31 December 1998
AISI File No. A9S006BVO
Page - 2 -


interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

AISI determines an 'adjusted market value' by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment.

2.    Valuation

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

Our opinion of the adjusted base value of the Aircraft is derived from information and specifications supplied by GE Capital Aviation Services ("GECAS") (for 34 Aircraft) and UniCapital, Inc. ("UniCapital") (for 2 Aircraft). Adjustments are calculated in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made. With regard to airframe maintenance, if no time between check/overhaul (TBO) or time since check/overhaul (TSO) information was provided, and if the total hours/cycles of the airframe do not exceed the TBO limits then the total hours/cycles of the airframe were assumed to be the TSO. This is typical of newer aircraft. If no information was provided and if the TSO could not be calculated, then half life was assumed.

                                                                          [LOGO]

31 December 1998
AISI File No. A9S006BVO
Page - 3 -


With regard to the engines, on aircraft where all engines total cycles equal the total cycles of the airframe, the engine's life limit TSOs and overhaul TSOs are assumed to be the same as the total cycles of the airframe. This is typical of newer aircraft. Where this assumption can not be made, the engines are considered to be in half life condition.

All hours and cycle information provided for airframe, C Check, D Check, gear and engines have been projected from the Aircraft specification sheet dates to a common date based on a daily utilization factor calculated for each aircraft.

The half life and adjusted base values of the AFT portfolio are presented in Table I subject to the assumptions, definitions, and disclaimers herein.

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgements that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.


Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/ John D. McNicol

John D. McNicol
Vice President
Appraisals &

                                                                          [LOGO]

                         Table I - AISI File A9S006BVO-A
                                December 31, 1998

                      Fleet Valuation - The AFT Portfolio

------------------------------------------------------------------------------------------------------------------------------
                                                                                 Half Life Base Value      Adjusted Base Value
Type               MSN       DOM       YOB          Engine           MTOW           1998 USDollars           1998 USDollars
------------------------------------------------------------------------------------------------------------------------------
A310-300            448     Feb-88     1988       CF6-80C2A2        305,500           31,430,000                31,510,000
------------------------------------------------------------------------------------------------------------------------------
A320-200            210     Jul-91     1991       CFM56-5A1         166,500           29,080,000                29,160,000
------------------------------------------------------------------------------------------------------------------------------
A320-200            221     Sep-91     1991       CFM56-5A3         169,700           29,610,000                29,790,000
------------------------------------------------------------------------------------------------------------------------------
A320-200            222     Oct-91     1991       CFM56-5A3         169,700           29,610,000                29,780,000
------------------------------------------------------------------------------------------------------------------------------
A320-200            231     Sep-91     1991       CFM56-5A1         166,500           29,080,000                29,230,000
------------------------------------------------------------------------------------------------------------------------------
A320-200            373     Jan-93     1993       V2500-A1          166,500           30,980,000                30,970,000
------------------------------------------------------------------------------------------------------------------------------
A320-200            737     Sep-97     1997       CFM56-5B4         169,700           41,610,000                43,190,000
------------------------------------------------------------------------------------------------------------------------------
A320-200            749     Sep-97     1997       CFM56-5B4         169,700           41,810,000                43,350,000
------------------------------------------------------------------------------------------------------------------------------
B737-300          28333     Aug-96     1996       CFM56-3C1         135,000           33,090,000                33,970,000
------------------------------------------------------------------------------------------------------------------------------
B737-300          28548     Dec-97     1997       CFM56-3C1         130,000           35,520,000                37,240,000
------------------------------------------------------------------------------------------------------------------------------
B737-300          28554     Dec-96     1996       CFM56-3C1         139,500           33,270,000                34,290,000
------------------------------------------------------------------------------------------------------------------------------
B737-300          28557     Mar-97     1997       CFM56-3C1         139,500           35,900,000                37,050,000
------------------------------------------------------------------------------------------------------------------------------
B737-300          28558     Apr-97     1997       CFM56-3C1         139,500           35,900,000                36,990,000
------------------------------------------------------------------------------------------------------------------------------
B737-300          28559     May-97     1997       CFM56-3C1         138,500           35,860,000                37,210,000
------------------------------------------------------------------------------------------------------------------------------
B737-300          28561     Jun-97     1997       CFM56-3C1         135,000           35,720,000                36,430,000
------------------------------------------------------------------------------------------------------------------------------
B737-300          28562     Jul-97     1997       CFM56-3C1         135,000           35,720,000                36,460,000
------------------------------------------------------------------------------------------------------------------------------
B737-300          28563     Aug-97     1997       CFM56-3C1         135,000           35,720,000                37,300,000
------------------------------------------------------------------------------------------------------------------------------
B737-300          28564     Nov-97     1997       CFM56-3C1         135,000           35,720,000                37,300,000
------------------------------------------------------------------------------------------------------------------------------
B737-300          28740     Jun-98     1998       CFM56-3C1         139,500           37,300,000                39,300,000
------------------------------------------------------------------------------------------------------------------------------
B737-400          25663     Nov-92     1992       CFM56-3C1         138,500           27,400,000                27,230,000
------------------------------------------------------------------------------------------------------------------------------
B737-400          25664     Nov-92     1992       CFM56-3C1         138,500           27,400,000                26,910,000
------------------------------------------------------------------------------------------------------------------------------
B737-400          28489     Nov-96     1996       CFM56-3C1         150,000           35,930,000                36,740,000
------------------------------------------------------------------------------------------------------------------------------
B737-400          28490     Nov-96     1996       CFM56-3C1         150,000           35,930,000                36,630,000
------------------------------------------------------------------------------------------------------------------------------
B737-400          28491     Nov-96     1996       CFM56-3C1         150,000           35,930,000                36,680,000
------------------------------------------------------------------------------------------------------------------------------
B767-200ER        23805     Jul-87     1987       CF6-80C2B2        335,000           43,100,000                43,100,000
------------------------------------------------------------------------------------------------------------------------------
B767-200ER        23806     Aug-87     1987       CF6-80C2B2        335,000           43,100,000                43,100,000
------------------------------------------------------------------------------------------------------------------------------
B767-300ER        25221     Aug-91     1991       CF680C2B6F        407,000           66,750,000                67,310,000
------------------------------------------------------------------------------------------------------------------------------
B767-300ER        25403     Jan-92     1992       PW4060            407,000           70,620,000                70,440,000
------------------------------------------------------------------------------------------------------------------------------
B767-300ER        29617     Mar-99     1999       CF6-80C2B7F       412,000           92,200,000                95,950,000
------------------------------------------------------------------------------------------------------------------------------
B767-300ER        30008     May-99     1999       CF6-80C2B7F       412,000           92,200,000                95,950,000
------------------------------------------------------------------------------------------------------------------------------
DC-10-30          46584     Feb-80     1980       CF6-50C2          572,000           17,760,000                17,670,000
------------------------------------------------------------------------------------------------------------------------------
DC-10-30          48292     Feb-82     1982       CF6-50C2          580,000           20,090,000                20,120,000
------------------------------------------------------------------------------------------------------------------------------
MD83              49398     Nov-86     1986       JT8D-219          160,000           20,190,000                20,640,000
------------------------------------------------------------------------------------------------------------------------------
MD83              49791     Sep-89     1989       JT8D-219          160,000           22,700,000                22,250,000
------------------------------------------------------------------------------------------------------------------------------
MD83              53198     Apr-91     1991       JT8D-219          160,000           24,240,000                23,830,000
------------------------------------------------------------------------------------------------------------------------------
MD83              53199     Mar-92     1992       JT8D-219          160,000           25,100,000                24,830,000
------------------------------------------------------------------------------------------------------------------------------
                                                  ----------------------------------------------------------------------------
                                                                    Total         $1,353,570,000            $1,379,900,000
                                                  ----------------------------------------------------------------------------